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                                                         EXHIBIT 99.07

                          DIRECTOR NOMINEE'S CONSENT


      I consent to my being named as a director nominee in this Registration Statement of Koll Real Estate Group, Inc. on Form S-4, including Amendment No. 2 and any further amendments thereto, and to the references to me under the headings "Proposal No. 8 Elect Slate of Directors to Reconstitute the Board of Directors" and "Executive Officers and Directors of the Company" in the Prospectus, which is part of this Registration Statement.


                              /s/ PHILLIP R. BURNAMAN II
                              ------------------------------
                              Phillip R. Burnaman II

                              April 15, 1997


                              /s/ JAMES J. GAFFNEY
                              ------------------------------
                              James J. Gaffney

                              April 8, 1997


                              /s/ ROBERT J. GAGALIS
                              ------------------------------
                              Robert J. Gagalis

                              April 15, 1997


                              /s/ THOMAS W. SABIN, JR.
                              ------------------------------
                              Thomas W. Sabin, Jr.

                              April 15, 1997


                              /s/ P. JOHN WICKSER II
                              ------------------------------
                              P. John Wickser II

                              April 15, 1997


                              /s/ PAUL M. ZELLER
                              ------------------------------
                              Paul M. Zeller

                              April 15, 1997